UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 22, 2024

VISION ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19200 Von Karman Ave, Suite 400

Irvine, CA 92612

(Address of principal executive offices) (Zip Code)

949-622-5477

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 22, 2024, we, through our wholly owned subsidiary, Vision Energy Holdings AG (“Vision Holdings AG”), entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) with LBC Tank Terminals Europe B.V. (the “Purchaser”) pursuant to which we agreed to sell our 100% interest in Evolution Terminals B.V. (“Evolution”), to the Purchaser in exchange for EUR 20,000,000 less net debt (the “Purchase Price”). EUR 500,000 of the Purchase Price was retained by the Purchaser to secure certain indemnification obligations of Vision Holdings AG, for a period of up to two years. The sale of Evolution constituted a sale of substantially all of our assets.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Sale and Purchase Agreement dated November 22, 2024, between Vision Energy Holdings AG and LBC Tank Terminals Europe B.V.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISION ENERGY CORPORATION

Date: December 20, 2024	By:	/s/ Andrew Hromyk
Andrew Hromyk
Chief Executive Officer